Exhibit 10.1

JER INVESTORS TRUST INC.

JER Investors Trust Inc. Nonqualified Stock Option and Incentive Award Plan

Form of Restricted Stock Agreement

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), dated and effective as of the              day of [            ], 200[    ] (the “Date of Grant”), is entered into by and between JER Investors Trust Inc., a Maryland corporation (the “Company”), and [            ] (the “Grantee” and, together with the Company, the “Parties”).

RECITALS

The Company is granting to Grantee restricted shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), under the Company’s Nonqualified Stock Option and Incentive Award Plan (the “Plan”) on the terms and conditions set forth herein.

Any capitalized terms not defined herein shall have their respective meanings set forth in the Plan.

NOW, THEREFORE, the Parties hereto agree as follows:

1. Grant of Restricted Stock and Escrow of Restricted Stock.

(a) Grant of Restricted Stock. Effective as of the Date of Grant, the Company hereby agrees to grant to the Grantee, subject to the terms hereof, [        ] restricted Shares of Common Stock (the “Restricted Stock”).

(b) Escrow of Restricted Stock.

(i) To insure the availability for delivery of the Grantee’s Restricted Stock upon cessation of the Grantee’s employment with J.E. Robert Company, Inc. or any Affiliate thereof (the “Employer”) prior to the expiration of the Restricted Period (as defined in Section 2(a) below), the Grantee hereby appoints the Secretary of the Company, or any other person designated by the Company as escrow agent, as its attorney-in-fact to assign and transfer unto the Company such Restricted Stock, if any, upon execution of this Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificates representing the Restricted Stock, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A-1. The Restricted Stock and stock assignment shall be held by the Secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and Grantee attached as Exhibit A-2 hereto, until such time the Restricted Period has lapsed with respect to the Restricted

Stock, or until such time as this Agreement no longer is in effect. As a further condition to the Company’s obligations under this Agreement, the spouse of the Grantee, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit A-3. Once the Restricted Period has lapsed with respect to the Restricted Stock, the escrow agent shall promptly deliver to the Grantee the certificate or certificates representing such shares of Common Stock in the escrow agent’s possession belonging to the Grantee in accordance with the terms of the Joint Escrow Instructions, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates if so required pursuant to other restrictions imposed pursuant to this Agreement.

(ii) The Company or its designee shall not be liable for any act it may do or omit to do with respect to holding the shares of Restricted Stock in escrow and while acting in good faith and in the exercise of its judgment.

(iii) Any purported transfer or sale of the shares of Common Stock shall be subject to restrictions on transfer imposed by any applicable state and Federal securities laws. Any transferee shall hold such shares of Common Stock subject to all the provisions hereof and shall acknowledge the same by signing a copy of this Agreement.

(c) Adjustments. The number or kind of Shares of Common Stock covered by this Agreement may be adjusted as the Board determines pursuant to Section 3.3 of the Plan in order to prevent dilution or expansion of the Grantee’s rights under these terms and conditions as a result of events such as stock dividends, stock splits, or other change in the capital structure of the Company, or any merger, consolidation, spin-off, liquidation or other corporate transaction or event having a similar effect.

2. Restrictions and Restricted Period.

(a) Restrictions. Shares of Restricted Stock granted hereunder may not be sold, assigned, transferred, pledged, hypothecated, assigned or otherwise disposed of (the “Restrictions”) prior to the lapse of such Restrictions as set forth in Section 2(b). The period during which the Restrictions are applicable to a share of Restricted Stock is referred to herein as the “Restricted Period” with respect to such Restricted Stock. Any attempt to transfer or dispose of any Restricted Stock during the Restricted Period in contravention of the Restrictions shall be null and void and without effect. Until the restrictions on transfer of the Restricted Stock lapse as provided below, or as otherwise provided in the Plan, no transfer of the Restricted Stock or any of the Grantee’s rights with respect to the Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Unless the Committee determines otherwise, upon any attempt to transfer a share of Restricted Stock or any rights in respect of a Share of Restricted Stock before the lapse of such restrictions, such Share, and all of the rights related thereto, shall be immediately forfeited by the Grantee and transferred to, and reacquired by, the Company without consideration of any kind.

(b) Time Restrictions. Subject to the Grantee’s continued employment with the Employer through which services will be provided to the Company through the applicable Time Vesting Date (as defined below), [            ] percent ([            ]%) of the Restricted Stock granted pursuant to this Agreement (the “Time Awards”) shall vest in [            ] equal annual installments starting on the first anniversary after the Grant Date (each, a “Time Vesting Date”).

(c) [Intentionally Omitted]

(d) [Intentionally Omitted].

(e) [Intentionally Omitted].

(f) Effect of Restatement of Financial Results. To the extent any financial results of the Company have been misstated as a result of the Grantee’s misconduct or negligence, and such results are later restated downward, then the Restricted Stock awarded under this Agreement (including Restricted Shares that were previously vested) shall be subject to forfeiture, in whole or in part, as the Board determines at its discretion. In the case of the forfeiture of Restricted Shares that were previously vested, in lieu of returning such previously vested Shares to the Company, the Board may require the Grantee to pay to the Company an amount in cash equal to the then Fair Market Value of such Shares.

(g) Change in Control. In the event that a “Change in Control” (as defined in the Plan) of the Company occurs prior to the date restrictions set forth herein lapse and, on or after such Change in Control, one or more of the following occurs:

(i) JER Commercial Debt Advisors LLC ceases to serve as the manager of the Company or its successor;

(ii) The Company or its successor does not assume, convert or replace the Awards; or

(iii) The Grantee’s employment with the Employer is (x) involuntarily terminated other than for Willful Misconduct (as defined below) or (y) terminated by Grantee for Good Reason (as defined below), for each of (x) and (y) at any time during the 24 month period following the date of such Change in Control (and as a result, the Grantee ceases to provide any services to the Company), then the Time Awards shall become immediately and fully vested as of the date immediately prior to the first to occur of (i), (ii) or (iii) above.

For purposes of this Agreement, “Willful Misconduct” shall mean: (A) the failure of Grantee to materially perform his duties with the Company or any subsidiary of the Company; (B) Grantee’s failure to follow reasonable and lawful directives (consistent with the terms of this Agreement) of his immediate supervisors or the management of the Company; (C) the engaging by Grantee in gross negligence or willful or reckless misconduct in connection with his employment; (D) the conviction of Grantee for a felony, fraud, embezzlement, any crime involving moral turpitude or any crime causing material harm, financial or otherwise, to the Company; or (E) material breach by Grantee of this Agreement and, if curable, failure to cure such breach within ten (10) days after delivery of a written notice to Grantee by the Company that identifies the breach.

For purposes of this Agreement, “Good Reason” shall mean (i) any material adverse change or diminution in Grantee’s duties, responsibilities or compensation opportunity that causes Grantee’s position with the Company to become one of less responsibility, importance or scope, (ii) any material un-waived breach by the Company of this Agreement which breach (if capable of being cured) is not cured by the Company or (iii) a relocation of the Grantee outside of his or her present metropolitan area of employment without the Grantee’s prior written consent. Grantee shall terminate employment within [            ] [days/months]1 following the initial existence of the Good Reason condition. Grantee shall provide notice of the existence of the Good Reason condition within ninety (90) days of its initial existence and the Company shall have thirty (30) days to cure such condition.

(h) Tax Withholding Obligations. Notwithstanding any provision to the contrary, the release of the Shares of Restricted Stock hereunder shall be conditioned upon the Grantee making adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the release of the Shares from the Restricted Period, whether by withholding, direct payment to the Company, or otherwise.

3. Rights of a Stockholder; Dividend Rights. From and after the Date of Grant and for so long as the Time Awards are held by or for the benefit of the Grantee, the Grantee shall have all the rights of a stockholder of the Company with respect to the Time Awards, including, but not limited to, the right to receive dividends and the right to vote such Shares.

4. Termination of Services to the Company. Upon the termination of the Grantee’s employment with Employer through which services are provided to the Company for any reason other than as set forth in Section 2(g) during the Restricted Period, the Time Awards that have not vested and any and all accrued but unpaid dividends that are at that time subject to restrictions set forth herein, shall be forfeited to the Company, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock or certificates.

[1]	This time period shall not exceed two (2) years.

5. Certificates. Restricted Stock granted herein may be evidenced in such manner as the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, then the Company shall retain physical possession of the certificate. As the Restrictions lapse, the Company shall cause certificates for Shares subject to this Agreement that have vested to be delivered to the Grantee with such legends and restrictions that the Committee determines to be appropriate; provided, however, that such certificates will not be delivered to the Grantee unless the Grantee has made arrangements satisfactory to the Committee to satisfy any tax withholding obligations.

6. Legends. All certificates representing any of the shares of Restricted Stock subject to the provisions of this Agreement shall have endorsed thereon the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING, FORFEITURE AND TRANSFER RESTRICTIONS SET FORTH IN THE JER INVESTORS TRUST INC. NONQUALIFIED STOCK OPTION AND INCENTIVE AWARD PLAN AND IN THE RELATED RESTRICTED STOCK AGREEMENT. A COPY OF THE PLAN AND SUCH AWARD AGREEMENT MAY BE OBTAINED FROM JER INVESTORS TRUST INC.”

7. Investment Representation. The Grantee represents and warrants to the Company that the Grantee is acquiring the Restricted Stock for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the shares of Common Stock.

8. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, for such period as the Company or its underwriters may request (such period not to exceed 365 days following the date of the applicable offering), the Grantee shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any shares of Restricted Stock subject to this Agreement without the prior written consent of the Company or its underwriters.

9. Tax Consequences. Set forth below is a brief summary as of the Date of Grant of certain United States federal tax consequences of the award of the Restricted Stock. THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE,

LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO GRANTEE. GRANTEE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

Absent an election by the Grantee under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the Grantee shall generally recognize ordinary income at the time or times the restrictions lapse with respect to the shares of Restricted Stock that have been released from the Restricted Period in an amount equal to the fair market value of such shares on each such date, and the Company shall be required to collect all the applicable withholding taxes with respect to such income. The obligations of the Company under the Plan are conditioned on your making arrangements for the payment of any such taxes.

10. Termination of this Agreement. Upon termination of this Agreement, all rights of the Grantee hereunder shall cease.

11. Miscellaneous.

(a) Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth herein, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt:

If to the Company, to:

JER Investors Trust Inc.
1650 Tysons Blvd., Suite 1600
McLean, VA 22102
Attn: Board of Directors and General Counsel
Telephone: (703) 714-8000
Facsimile: (703) 714-8100

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036-6522
Attention: David J. Goldschmidt, Esq.
Telephone: (212) 735-3000
Facsimile: (212) 735-2000

If to the Grantee:	[ ]

(b) Failure to Enforce Not a Waiver. The failure of the Company or the Grantee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(c) Governing Law; Jurisdiction.

(i) This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia without regard to conflicts of laws principles thereof.

(ii) Each of the Grantee and the Company irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Virginia State Court or Federal Court sitting in Virginia, and any court having jurisdiction over appeals or matters heard in such courts, in any action or proceeding arising out of, connected with, related to or incidental to the relationship established between them in connection with this Agreement, whether arising in contract, tort, equity or otherwise, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the Grantee and the Company (at the Company’s expense) irrevocably designates and appoints CT Corporation System, 4701 Cox Road, Suite 301, Glen Allen, Virginia 23060, as its agent (the “Process Agent”) for service of all process in any such proceeding in any such court, such service being hereby acknowledged to be effective and binding service in every respect. Each of the Grantee and the Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Grantee and the Company waives in all disputes any objection that it may have to the location of the court considering the dispute.

(iii) Each of the Grantee and the Company irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Process Agent or their respective notice addresses specified herein, such service to become effective five (5) days after such mailing. Each of the Grantee and the Company irrevocably waives any objection (including, without limitation, any objection of the laying of venue or based on the grounds of Forum non Conveniens) which it may now or hereafter have to be bringing of any such action or proceeding with respect to the Agreement in any jurisdiction set forth above. Nothing herein shall affect the right to serve process in any other manner permitted by law.

(iv) Waiver of Jury Trial. Each of the Grantee and the Company irrevocably waives trial by jury in any action or proceeding with respect to this Agreement.

(v) Legal Costs and Expenses. In the event of a legal dispute between the Grantee and the Company regarding their respective rights and obligations under this Agreement, the losing party to such dispute shall be required to promptly reimburse the prevailing party for all reasonable costs and expenses (including fees and disbursements of counsel) incurred by the prevailing party in such dispute.

(d) Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the Parties.

(e) Entire Agreement; Plan Controls. This Agreement and the Plan contain the entire understanding and agreement of the Parties concerning the subject matter hereof, and supersede all earlier negotiations and understandings, written or oral, between the Parties with respect thereto. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated by reference into this Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. By signing this Agreement, the Grantee confirms that he has received a copy of the Plan and has had an opportunity to review the contents thereof.

(f) Captions. The captions and headings of the sections and subsections of this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

(g) Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company or the Grantee will be deemed an original and all of which together will be deemed the same agreement.

(h) Assignment. The Company may assign its rights and delegate its duties under this Agreement. If any such assignment or delegation requires consent of any state securities authorities, the parties agree to cooperate in requesting such consent. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Grantee, his heirs, executors, administrators, successors and assigns.

(i) Severability. This Agreement will be severable, and the invalidity or unenforceability of any term or provision hereof will not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any invalid or unenforceable term or provision, the Parties intend that there be added as a part of this Agreement a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

JER INVESTORS TRUST INC.

By
Name: Joseph E. Robert, Jr.
Title: Chief Executive Officer

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement.

[ ]

EXHIBIT A-1

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, [                ] (the “Grantee”) hereby assigns and transfers unto JER Investors Trust Inc., a Maryland corporation (the “Company”), (                    ) shares of Company’s common stock, par value $0.01 per share (the “Common Stock”), standing in his name on the books of said corporation represented by Certificate No.             herewith and does hereby irrevocably constitute and appoint                                                        to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Assignment Separate from Certificate may be used only in accordance with the Restricted Stock Agreement (the “Agreement”) of the Company and the undersigned dated [                    ].

Dated: ,	Signature:

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this Assignment Separate from Certificate is to return the shares to the Company in the event the Grantee forfeits any of such shares as set forth in the Agreement, without requiring additional signatures on the part of the Grantee. This Assignment Separate from Certificate must be delivered to the Company with the above Certificate No.             .

EXHIBIT A-2

JOINT ESCROW INSTRUCTIONS

[            ]

JER Investors Trust Inc.

1650 Tysons Blvd., Suite 1600

McLean, VA 22102

Attention: Secretary

Dear [                ]:

As Escrow Agent for both JER Investors Trust Inc., a Maryland corporation (the “Company”), and [                        ] (“Grantee”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement between the Company and Grantee, dated [                ], (the “Agreement”), in accordance with the following instructions:

1.	In the event the Grantee is no longer employed by J.E. Robert Company, Inc. through which services will be provided to the Company for any reason prior to the expiration of the Restricted Period (as defined in the Agreement), the Company shall give to Grantee and to you a written notice specifying the number of shares of Common Stock (the “Shares”) that the Grantee shall forfeit pursuant to Section 4 of the Agreement and the time for a closing hereunder at the principal office of the Company. Grantee and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.	At the closing, you are directed (a) to date the Assignment Separate From Certificate necessary for the transfer in question, (b) to fill in the number of Shares being transferred, and (c) to deliver same, together with the certificate evidencing the Shares to be transferred, to the Company or its assignee.

3.	Grantee hereby irrevocably authorizes the Company to deposit with you any certificates evidencing the Shares to be held by you hereunder and any additions and substitutions to said Shares as set forth in the Agreement. Grantee does hereby irrevocably constitute and appoint you as Grantee’s attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated, including, but not limited to, the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the Shares. Subject to the provisions of this Section 3, Grantee shall exercise all rights and privileges of a stockholder of the Company while the stock is being held by you.

4.	Upon written request of the Grantee, but not more than once per calendar year, you will deliver to Grantee a certificate or certificates representing the aggregate number of Shares that are not then subject to the Restricted Period. Within 120 days after Grantee’s termination of service with the Company, you will deliver to Grantee, or Grantee’s representative, as the case may be, a certificate or certificates representing the aggregate number of Shares held or issued pursuant to the Agreement and not subject to the Restricted Period.

5.	If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Grantee, you shall deliver all of the same to Grantee and shall be discharged of all further obligations hereunder.

6.	Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.	You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Grantee while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.	You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.	You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10.	You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11.	You shall be entitled to employ such legal counsel and other experts as you may deem necessary and proper to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12.	Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13.	If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14.	It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15.	Notices. All notices and other communications under this Joint Escrow Instructions shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties named below at the following addresses or at such other addresses as a party may designate by ten day’s advance written notice to each of the other parties hereto:

If to the Company, to:

JER Investors Trust Inc.
1650 Tysons Blvd., Suite 1600
McLean, VA 22102
Attn: Board of Directors
Facsimile:

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036-6522
Attention: David J. Goldschmidt, Esq.
Telephone: (212) 735-3000
Facsimile: (212) 735-2000

If to the Grantee:	[ ]
[ ]
[ ]

If to the Escrow Agent:
[Address]
Attn: [Secretary]
Facsimile:

16.	By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17.	This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18.	These Joint Escrow Instructions shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Maryland.

GRANTEE:	JER INVESTORS TRUST INC.

Signature	By

Print Name	Title

Residence Address

ESCROW AGENT

Corporate Secretary

EXHIBIT A-3

CONSENT OF SPOUSE

I,                             , spouse of [                    ], have read and hereby approve the Restricted Stock Agreement by and between [                    ] and JER Investors Trust Inc. (the “Company”), dated [            ], (the “Agreement”). In consideration of the granting of the right to my spouse to receive shares of Company common stock, par value $0.01 per share (“Common Stock”), as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of Common Stock issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: ,	Signature: